SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of Earliest Event Reported): May 13, 1999
                                ----------------





                               TRANSIT GROUP, INC.
                               -------------------
             (Exact name of Registrant as specified in its charter)


          Florida                   000-18601             59-2576629
----------------------------   -------------------       -------------
(State or other jurisdiction  (Commission File No.)      (IRS Employer
of incorporation or organization)                     Identification No.)

                              2859 Paces Ferry Road
                                   Suite 1740
                             Atlanta, Georgia 30339
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (770) 444-0240
          -----------------------------------------------------------
              (Registrant's telephone number, including area code)


          -----------------------------------------------------------
                        (Former name or Former Address if
                           Changed Since Last Report)

                              ITEM 5. OTHER EVENTS

         On May 13, 1999, Transit Group, Inc.("TGI"), and GE Capital Equity Investments, Inc. ("GE Equity"), entered into a Purchase Agreement, pursuant to which: (a) TGI issued and sold to GE Equity 5,000,000 shares of TGI's Series A convertible preferred stock; and (b) GE Equity purchased such Series A convertible preferred stock from TGI for $25 million in cash.

         TGI is a holding company acquiring, consolidating and operating short and long haul trucking companies. GE Equity, a subsidiary of GE Capital, is the private equity arm of General Electric Co.

                                ITEM 6. EXHIBITS

Exhibits

3.1      Amendment to Amended and Restated Articles of Incorporation.

3.2      Certificate of Designation, Preferences and Relative, Participating,
            Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof

10.1     Purchase Agreement dated May 13, 1999 by and between Transit Group,
            Inc. and GE Capital Equity Investments, Inc.

10.2     Stockholders' Agreement

10.3     Registration Rights Agreement

99.1     Press Release

                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TRANSIT GROUP, INC.



Date:  May 13, 1999                                 /s/ Philip A. Belyew
                                                    --------------------
                                                    Philip A. Belyew,
                                                    President  and Chief
                                                     Executive Officer